Exhibit 21


List of Subsidiaries

American Italian Pasta Company

AIPC Wisconsin, Limited Partnership

AIPC Sales Co.

IAPC UK Limited

IAPC Holding UK Limited

IAPC Italia S.r.l.

IAPC BV

IAPC CV

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